As Filed with the Securities and Exchange Commission on April 30, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Commonwealth Edison Company

(Exact Name of Registrant as Specified in Its Charter)

Illinois	36-0938600
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

440 South LaSalle Street

Suite 3300

Chicago, Illinois 60605-1028

(312) 394-4321

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Robert K. McDonald

Senior Vice President, Chief Financial Officer, Treasurer and Chief Risk Officer

440 South LaSalle Street

Suite 3300

Chicago, Illinois 60605-1028

(312) 394-4321

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

With copies to:

Darryl M. Bradford, Esquire Vice President and General Counsel Commonwealth Edison Company 440 South LaSalle Street — Suite 3300 Chicago, Illinois 60605-1028	Richard W. Astle, Esquire Sidley Austin LLP One South Dearborn Street – Suite 3000 Chicago, Illinois 60603

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to Be Registered	Amount to be Registered/ Proposed Maximum Offering Price Per Unit/ Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Senior Debt Securities	(1)	(2)

(1)	An indeterminate aggregate initial offering price or number of Senior Debt Securities to be offered at indeterminate prices is being registered.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all of the registration fee.

PROSPECTUS

Commonwealth Edison Company

First Mortgage Bonds

Notes

Commonwealth Edison Company may offer and sell, from time to time, first mortgage bonds and unsecured notes in one or more offerings. We may offer the securities simultaneously or at different times, in one or more separate series, in amounts, at prices and on terms to be determined at or prior to the time or times of sale.

This prospectus provides you with a general description of these securities. We will describe the specific terms of the securities, together with the terms of the offering of those securities, including the initial offering price and our net proceeds from their sale, in supplements to this prospectus. You should read both this prospectus and any applicable prospectus supplements carefully before you invest.

Investing in these securities involves risks. You should carefully consider the information referred to under the heading “Risk Factors” on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We may sell the securities through agents we may designate from time to time or to or through underwriters. We will set forth in the applicable prospectus supplement the name of the underwriters or agents, the discount or commission received by them from us as compensation, our other expenses for the offering and sale of these securities and the net proceeds we received from the sale.

The date of this prospectus is April 30, 2009.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will describe in a supplement to this prospectus specific information about the terms of that offering. The applicable prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detail on descriptions of the matters discussed in this prospectus. Before you invest in our securities, you should carefully read the registration statement (including the exhibits) of which this prospectus forms a part, this prospectus, the applicable prospectus supplement and the documents incorporated by reference into this prospectus. The incorporated documents are described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and the applicable prospectus supplement or in any applicable free writing prospectus that we file with the SEC in connection with an offering of securities under this prospectus. We have not authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement or in any such free writing prospectus is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

We are not offering the securities in any state or jurisdiction where the offer or sale is not permitted.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to “ComEd,” “our company,” “we,” “us,” “our” or similar references mean Commonwealth Edison Company.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated or deemed incorporated by reference as described under the heading “Where You Can Find More Information” contain forward-looking statements that are not based on historical facts and are subject to risks and uncertainties. Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “predicts” and “estimates” and similar expressions are intended to identify forward-looking statements but are not the only means to identify those statements. These forward-looking statements are based on assumptions, expectations and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties.

The factors that could cause actual results to differ materially from the results described in the forward-looking statements include:

•	any risk factors discussed in this prospectus and any accompanying prospectus supplement;

•

the factors relating to ComEd discussed in Item 1A, Risk Factors, Item 7, Management’s Discussion and Analysis of Financial Condition and Results of Operations, and Item 8, Financial Statements and Supplementary Data, ComEd, Note 18 (Commitments and Contingencies) of our Notes to Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended December 31, 2008, which is incorporated by reference in this prospectus, or the similar provisions of any subsequent annual report on Form 10-K that we file with the SEC; and

•	other factors discussed in filings we make with the SEC.

You are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date on the front of this prospectus or, as the case may be, as of the date on which we make any subsequent forward-looking statement that is deemed incorporated by reference. We do not undertake any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date as of which any such forward-looking statement is made.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the information under the heading “Risk Factors” in:

•	any prospectus supplement relating to any securities we are offering;

•	our annual report on Form 10-K most recently filed with the SEC, which is incorporated by reference into this prospectus;

•	our quarterly reports on Form 10-Q filed with the SEC after that annual report on Form 10-K, which are incorporated by reference into this prospectus; and

•	any documents we file with the SEC after the date of this prospectus and which are deemed incorporated by reference into this prospectus.

COMMONWEALTH EDISON COMPANY

We are a subsidiary of Exelon Corporation and are engaged principally in the purchase and regulated retail sale of electricity and the provision of transmission and distribution services to a diverse base of residential, commercial and industrial customers in northern Illinois. Our traditional retail service territory covers approximately 11,300 square miles and an estimated population of 8 million as of December 31, 2008. The service territory includes the City of Chicago, an area of about 225 square miles with an estimated population of 3 million. We delivered electricity to approximately 3.8 million customers at December 31, 2008.

As a public utility under the Illinois Public Utilities Act, we are subject to regulation by the ICC, including regulation as to distribution rates and service, issuance of most of our securities, services and facilities, classification of accounts, transactions with affiliated interests, as defined in the Illinois Public Utilities Act, and other matters. As an electric utility under the Federal Power Act, we are also subject to regulation by the Federal Energy Regulatory Commission as to transmission rates and certain other aspects of our business, including interconnections and sales of transmission related assets.

ComEd was organized in the State of Illinois in 1913 as a result of the merger of Cosmopolitan Electric Company into the original corporation named Commonwealth Edison Company, which was incorporated in 1907. Our principal executive offices are located at 440 South LaSalle Street, Suite 3300, Chicago, Illinois 60605, and our telephone number is (312) 394-4321.

EXELON CORPORATION

Exelon is a utility services holding company and is the parent corporation for each of us, PECO Energy Company, or PECO, and Exelon Generation Company, LLC, or Generation. Exelon, through its subsidiaries, operates in three reportable segments: ComEd, PECO and Generation.

Exelon’s principal executive offices are located at 10 South Dearborn Street, Chicago, Illinois 60603, and its telephone number is (312) 394-7398.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	12 Months Ended December 31,						3 Months Ended March 31,
	2004	2005		2006	2007	2008	2008	2009
Earnings to Fixed Charges (a)	4.17	(b	)	2.08	1.79	2.01	1.71	2.90

(a)	For purposes of computing the ratios of earnings to fixed charges: (i) earnings consist of net income before deducting net provisions for income taxes (including deferred taxes and current income taxes applicable to nonoperating activities) and investment tax credits deferred, less equity in losses of unconsolidated affiliates (net of dividends received), and fixed charges; and (ii) fixed charges consist of interest on debt, amortization of debt discount, premium and expense, interest expense related to uncertain tax positions accounted for under Financial Accounting Standards Board Interpretation No. 48, which was adopted on January 1, 2007, and the estimated interest component of lease payments and rentals.

(b)	For purposes of the ratio calculation, the deficiency in our earnings to achieve a one-to-one ratio of earnings to fixed charges for 2005 was approximately $304 million. Our earnings for 2005 were negatively impacted by a $1.2 billion non-deductible, non-cash impairment charge we recorded related to the goodwill originally recorded on our books in connection with our former parent’s merger with PECO Energy Company. For purposes of calculating our ratio of earnings to fixed charges for the year ended December 31, 2005, fixed charges were approximately $294 million.

USE OF PROCEEDS

Unless we indicate otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, including, among other things:

•	discharging or refunding (by redemption, by purchase on the open market, by purchase in private transactions, by tender offer or otherwise) outstanding long-term debt,

•	repaying outstanding short-term debt (including commercial paper),

•	funding capital improvements, and

•	supplementing working capital.

We will describe in the applicable prospectus supplement any specific allocation of the proceeds to a particular purpose that we have made at the date of that prospectus supplement. Pending such uses, we may invest the proceeds in certificates of deposit, United States government securities or other interest-bearing securities. Please refer to our most recently filed annual report on Form 10-K and any subsequently-filed quarterly report on Form 10-Q for information concerning our outstanding long-term debt. See “Where You Can Find More Information.”

DESCRIPTION OF BONDS

We will issue each series of bonds under the Mortgage dated as of July 1, 1923, as supplemented from time to time, between us and BNY Mellon Trust Company of Illinois, as the successor mortgage trustee, and D.G. Donovan, as the co-trustee. We refer to this Mortgage in this prospectus as the “Mortgage” and to BNY Mellon Trust Company of Illinois as the “Mortgage Trustee.” The terms “lien of Mortgage,” “mortgage date of acquisition,” “permitted lien,” “prior lien,” “prior lien bonds,” “property additions,” and “utilized under the Mortgage” are used in this prospectus with the meanings given to those terms in the Mortgage.

The Mortgage contains provisions under which substantially all of the properties of our electric utility subsidiary, Commonwealth Edison Company of Indiana, Inc., or the Indiana Company, might be subjected to the lien of the Mortgage, if we should so determine, as additional security for our bonds, whereupon that subsidiary would become a “mortgaged subsidiary,” as defined in the Mortgage. Since we have not as yet made any determination as to causing the Indiana Company to become a mortgaged subsidiary, those provisions of the Mortgage that are summarized below that discuss a mortgaged subsidiary as well as us, relate to us only.

We have summarized selected provisions of the Mortgage below. However, because this summary is not complete, it is subject to and is qualified in its entirety by reference to the Mortgage. We suggest that you read the complete text of the Mortgage, a copy of which we have incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The following sets forth certain general terms and provisions of the bonds. The particular terms of the series of bonds offered by any prospectus supplement will be described in that prospectus supplement. The Mortgage provides that the bonds may be issued in one or more series, may be issued at various times, may have differing maturity dates, may bear interest at differing rates and may have other differing terms and conditions, as described below. We need not issue all bonds of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holder of the bonds of that series for issuances of additional bonds. One or more series of the bonds may be issued with the same or various maturities at par, above par or at a discount.

Issuance in Global Form

Unless otherwise indicated in the applicable prospectus supplement, we will initially issue each series of bonds in the form of one or more global bonds, in registered form, without coupons, as described under the caption “Book-Entry System.” The bonds will be issued in denominations of $1,000 and authorized multiples of $1,000. No service charge will be made for any transfer or exchange of any bond, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with any transfer of a bond.

We anticipate that The Depository Trust Company, New York, New York, or DTC, will act as securities depository for the bonds. See “Book-Entry System.” We will describe any differing depository arrangement in the applicable prospectus supplement. For so long as the bonds are issued in book-entry form, payments of principal and interest will be made in immediately available funds by wire transfer to DTC or its nominee. If the bonds are issued in certificated form to a holder other than DTC, payments of principal and interest will be made by check mailed to that holder at that holder’s registered address. Payment of principal of the bonds in certificated form will be made against surrender of those bonds at the office or agency of our company in the City of Chicago, Illinois and an office or agency in the Borough of Manhattan, City of New York. Payment of interest on the bonds will be made to the person in whose name those bonds are registered at the close of business on the record date for the relevant interest payment date. Default interest will be paid in the same manner to holders as of a special record date established in accordance with the Mortgage.

Redemption Provisions

We will specify in the applicable prospectus supplement any redemption provisions applicable to the series of bonds being offered by that prospectus supplement.

Security

The Mortgage is a first mortgage lien on substantially all property and franchises currently owned by us. Our transmission and distribution assets are the principal properties subject to the lien of the Mortgage. In addition, any property and franchises hereafter acquired by us will also become subject to the lien of the Mortgage. The lien of the mortgage does not attach to expressly excepted property, as described in the next paragraph, and property which may be acquired by us subsequent to the filing of a bankruptcy proceeding with respect to us under the Bankruptcy Reform Act of 1978. The lien is also subject to permitted liens, as described below, and, in the case of after-acquired property, liens, if any, existing or placed on that property at the time of acquisition thereof.

There are expressly excepted from the lien of our Mortgage, whether now owned or hereafter acquired, certain real estate not used in the public utility business, real estate held by us in the name of a nominee, cash and securities not specifically pledged under the Mortgage, receivables, contracts (other than leases), materials and supplies not included in utility plant accounts, merchandise, automobiles, trucks and other transportation equipment and office furniture and equipment.

We have agreed under the Mortgage to hold legal title to the mortgaged property free and clear of all liens other than permitted liens, as defined in the Mortgage. Permitted liens are generally liens or restrictions that do not materially interfere with our use of the mortgaged property for the conduct of our business. Permitted liens include liens for real estate taxes, assessments and governmental charges that are not delinquent or are being contested in good faith; liens for judgments that are being appealed or whose enforcement has been stayed; rights reserved to or vested in municipalities or public authorities under franchises, grants, licenses or permits held by us; leases; easements, reservations, exceptions, conditions, limitations and restrictions affecting the mortgaged property which do not materially interfere with our use of the mortgaged property; zoning laws and ordinances; and inconsequential defects or irregularities in title that, in the opinion of our counsel, may be properly disregarded. In the event that the Mortgage lien on a particular piece of mortgaged property were to be foreclosed, such property would remain subject to liens for taxes on that property. Other liens on that property, to the extent prior to the lien of the Mortgage and representing monetary obligations, would be entitled to payment from the foreclosure sale proceeds prior to any sums being paid to the holders of the bonds.

The bonds will rank equally with all bonds, irrespective of series, now or hereafter outstanding under our Mortgage.

Acquisitions of Property Subject to Prior Liens

We covenant in the Mortgage that we will not acquire any property subject to a prior lien (other than a permitted lien):

•

if the principal amount of prior lien bonds outstanding thereunder and under other prior liens upon such prior lien property exceeds 66-2/3% of the fair value of such part of such property as shall consist of property of the character of property additions; and

•

unless the net earnings of such property for any twelve-month period within the immediately preceding fifteen-month period shall have been at least two and one-half times the annual interest on all prior lien bonds secured by prior liens on such property.

We also covenant that we will not transfer all or substantially all of our property to any other corporation, the property of which is subject to a prior lien, unless the property of such other corporation could be acquired by us under the provisions of such covenant with respect to the acquisition of property subject to a prior lien.

We covenant in the Mortgage that we will not issue additional prior lien bonds under any prior lien, and that as soon as all prior lien bonds shall cease to be outstanding under any prior lien, we will promptly procure or cause to be procured the cancellation and discharge of that prior lien. We further covenant that upon the discharge of a prior lien we will cause any cash on deposit with the prior lien trustee (other than cash deposited for the payment or redemption of outstanding prior lien bonds) to be deposited with the Mortgage Trustee, except to the extent required to be deposited with the trustee under another prior lien.

Release of Property from Mortgage

Provided that we are not in default under the Mortgage, the Mortgage allows us to release property from the lien of the Mortgage in connection with its sale or other disposition. Under these provisions, we may obtain the release of mortgaged property by:

•	delivering to the Mortgage Trustee specified certificates describing the property to be sold or disposed and the consideration to be received and stating its fair value;

•	delivering an opinion of counsel as to compliance with the provisions of the Mortgage governing such release; and

•	depositing cash with the Mortgage Trustee in an amount equal to the fair value of the property to be released, subject to reduction or elimination as hereinafter described.

“Fair value” is defined as the fair value to us of the property in question. Fair value is determined by one of our engineers; however, a determination by an independent engineer is also required if the fair value of the property in question exceeds 1% or more of the outstanding principal amount of the bonds under the Mortgage. The required cash deposit may be reduced, or eliminated entirely, by utilizing net property additions or bondable bond retirements not previously utilized under the Mortgage.

We have used these provisions from time to time to release substantial amounts of property from the lien of the Mortgage. In December 1999, we obtained the release of our fossil generation assets in connection with their sale to a third party. In January 2001, we obtained the release of, among other things, our nuclear generation assets in connection with their transfer to our affiliate, Generation, as part of the restructuring undertaken by Exelon. In both cases, the releases were accomplished without the deposit of cash due to the availability of sufficient amounts of unutilized bondable bond retirements and net property additions.

Issuance of Additional Bonds

The Mortgage provides that no bonds may be issued which, as to security, will rank ahead of the bonds that may be sold pursuant to this prospectus but, as indicated below, we may, subject to certain limitations, acquire property subject to prior liens. Nonetheless, subject to the limitations discussed below, we may issue additional bonds under the Mortgage with the same priority as the bonds that may be sold pursuant to this prospectus, including bonds having the same series designation and terms as the bonds that may be sold pursuant to this prospectus, without the approval of the holders of outstanding bonds under the Mortgage, including the holders of any outstanding bonds issued pursuant to this prospectus.

The aggregate principal amount of other bonds that may be issued under the Mortgage and that, as to security, will rank equally with the bonds that may be sold pursuant to this prospectus is not limited except as indicated below. Additional bonds of any series may be issued, subject to the provisions of the Mortgage, in principal amount equal to:

•	66-2/3% of net property additions not previously utilized under the Mortgage;

•	the amount of cash deposited with the Mortgage Trustee as the basis for the issuance of those bonds; and

•	the amount of bondable bond retirements not previously utilized under the Mortgage;

provided, however, that no bonds may be issued on the basis of net property additions or deposited cash, or on the basis of bondable bond retirements if the bonds to be issued bear a higher rate of interest than that borne by the bonds retired or being retired (except when the bonds retired or being retired mature within two years), unless our net earnings for any twelve-month period within the immediately preceding fifteen-month period shall have been equal to at least two and one-half times the annual interest on all bonds then outstanding under the Mortgage, including the bonds then proposed to be issued but not including any bonds then being retired.

The Mortgage provides that cash deposited with the Mortgage Trustee as a basis for the issuance of bonds shall be:

•

paid over to us in an amount, certified to the Mortgage Trustee, equal to 66-2/3% of the amount of net property additions not previously utilized under the Mortgage, or in an amount equal to the amount of bondable bond retirements not previously utilized under the Mortgage, or both, or

•	applied to the purchase or redemption of bonds.

“Net earnings” means our earnings as defined in the Mortgage after deducting all charges except:

•	charges for the amortization, write-down or write-off of acquisition adjustments or intangibles;

•	property losses charged to operations;

•	provisions of income and excess or other profits taxes imposed on income after the deduction of interest charges, or charges made in lieu of those taxes;

•	interest charges; and

•	amortization of debt and stock discount and expense or premium.

Any net profit or net loss from merchandising and jobbing is to be deducted from operating expenses or added to operating expenses, as the case may be. Net nonoperating income from property and securities not subject to the lien of the Mortgage may be included in revenues but only to the extent of not more than 10% of the total of such net earnings. No profits or losses on the disposition of property or securities or on the reacquisition of securities shall be included in net earnings. The net earnings calculation under the Mortgage is not affected by certain accounting write-offs related to plant costs.

Except as set forth above, the Mortgage does not limit the amount of additional bonds which can be issued and it does not contain any restrictions on the issuance of unsecured indebtedness. In addition, the Mortgage does not prohibit a merger or sale of substantially all of our assets or a comparable transaction, unless the lien of the Mortgage is impaired, and does not address the effect on bondholders of a highly leveraged transaction.

Property Additions/Bondable Bond Retirements

As of April 1, 2009, the amount of net property additions not utilized under the Mortgage is approximately $522 million. The amount of bondable bond retirements not previously utilized under the Mortgage are approximately $2.188 billion as of April 1, 2009.

“Bondable bond retirements” means an amount equal to the principal amount of bonds retired by application of funds deposited with the Mortgage Trustee for cancellation, whether or not such deposit of funds or surrender of bonds is pursuant to a sinking fund or purchase fund.

“Net property additions” means the amount of $50,000,000, plus the cost or fair market value as of the mortgage date of acquisition thereof, whichever is less, of property additions, less all “current provisions for depreciation” made by us after December 1, 1944, after deducting from those current provisions for depreciation the amount of the “renewal fund requirement,” if any, for the year 1945 and subsequent years.

“Current provisions for depreciation” for any period means the greater of:

•

the total of the amounts appropriated by us for depreciation during that period on all property of the character of property additions not subject to a prior lien, increased or decreased, as the case may be, by net salvage value for that period, such amounts not to include, however, provisions for depreciation charged to surplus, charges to income or surplus for the amortization, write-down or write-off of acquisition adjustments or intangibles, property losses charged to operations or surplus, or charges to income in lieu of income and excess or other profits taxes; and

•

an amount equal to one-twelfth of 2% for each calendar month of that period (or such lesser percentage, as may, at stated intervals, be certified by an independent engineer as adequate) of the original cost, as of the beginning of that month, of all depreciable property of the character of property additions not subject to a prior lien.

Renewal Fund Requirement

We covenant in the Mortgage that we will pay or cause to be paid to the Mortgage Trustee each year an amount of cash equal to the excess, if any, of current provisions for depreciation for that year over the cost or fair market value as of the mortgage date of acquisition thereof, whichever is less, of property additions for that year. That excess amount, which constitutes the renewal fund requirement for that year, is subject to reduction by an amount equal to the amount, certified to the Mortgage Trustee, of net property additions or bondable bond retirements, or both, not previously utilized under the Mortgage. There was no renewal fund requirement for any of the years 1945 through 2007, except as noted in the following table. Any renewal fund requirement was satisfied by certifying an equivalent amount of property additions, except as indicated in the table.

Renewal Fund Requirement
Year	Amount (in millions)	Year	Amount (in millions)		Year	Amount (in millions)
1989	$140.7	1994	$193.6		2004	$270.7
1990	1.0	1995	15.0	*
1993	50.9	1996	139.9	*

*	Satisfied by certifying an equivalent amount of bondable bond retirements.

Modification of Mortgage

In general, modifications or alterations of the Mortgage and of the rights and obligations of us and of the bondholders, and waivers of compliance with the Mortgage, may, with our approval, be made at a meeting of bondholders upon the affirmative vote of bondholders owning 80% of the principal amount of the bonds entitled to vote at the meeting with respect to the matter involved, but no such modifications or alterations or waivers of compliance shall be made which will permit the extension of time or times of payment of the principal of or the interest or the premium, if any, on any bonds or the reduction in the principal amount thereof or in the rate of interest or the amount of any premium thereon, or any other modification in the terms of such principal, interest or premium, which terms of payment are unconditional, or, otherwise than as permitted by the Mortgage, the creation of any lien ranking prior to or on a parity with the lien of the Mortgage with respect to any of the mortgaged property, all as more fully provided in the Mortgage.

Concerning the Mortgage Trustee and the Co-Trustee

An affiliate of the Mortgage Trustee provides general banking services, including those as a depository, for us and certain of our affiliates. The affiliate is also one of the lenders under credit agreements with us and our affiliates.

D. G. Donovan, Co-Trustee under the Mortgage, is an officer of the Mortgage Trustee.

Rights Upon Default

The Mortgage provides that in case any one or more of certain specified events (defined as “completed defaults”) shall occur and be continuing, the Mortgage Trustee or the holders of not less than 25% in principal amount of the bonds may declare the principal of all bonds, if not already due, together with all accrued and unpaid interest thereon, to be immediately due and payable. The Mortgage Trustee, upon request of the holders of a majority in principal amount of the outstanding bonds, shall waive such default and rescind any such declaration if such default is cured.

The Mortgage further provides that upon the occurrence of one or more completed defaults, the Mortgage Trustee and the Co-Trustee may proceed by such suits of law or in equity to foreclose the lien of the Mortgage or to enforce any other appropriate remedy as the Mortgage Trustee and the Co-Trustee, being advised by counsel, shall determine.

Holders of bonds have no right to enforce any remedy under the Mortgage unless the Mortgage Trustee and the Co-Trustee have first had a reasonable opportunity to do so following notice of default to the Mortgage Trustee and request by the holders of not less than 25% in principal amount of the bonds for action by the Mortgage Trustee and the Co-Trustee with offer of indemnity satisfactory to the Mortgage Trustee and the Co-Trustee against costs, expenses and liabilities that may be incurred thereby, but such provision does not impair the absolute right of any bondholder to enforce payment of the principal of and interest on such bondholder’s bonds when due.

Default and Notice Thereof to Bondholders

The Mortgage provides that the following shall constitute completed defaults:

•	default shall be made by us in the payment of any installment of interest on any of the bonds when due and such default shall continue for 60 days;

•	default shall be made by us in the payment of the principal of any of the bonds when due, whether at maturity or by declaration or otherwise;

•

default shall be made by us in the payment of any installment of interest on any prior lien bonds when due, and such default shall continue for 30 days after written notice given to us (following the expiration of the period of grace, if any, specified in the prior lien securing such prior lien bonds) by the Mortgage Trustee or to us and the Mortgage Trustee by the holders of not less than 5% in principal amount of the bonds;

•

default shall be made by us in the payment of the principal of any prior lien bonds when due, whether at maturity or by declaration or otherwise, and such default shall continue for 30 days after written notice to us by the Mortgage Trustee or to us and the Mortgage Trustee by the holders of not less than 5% in principal of the bonds;

•

bankruptcy, receivership or similar proceedings shall be initiated by us, or any judgment entered in such proceedings initiated against us shall not have been vacated, set aside or stayed within 45 days after the entry thereof; and

•

default shall be made in the observance or performance of any other of our covenants, conditions or agreements contained in the Mortgage or in the bonds or in any prior lien or prior lien bonds, and such default shall continue for 90 days after written notice to us and the Mortgage Trustee by the holders of not less than 25% in principal amount of the bonds.

Within 90 days after the occurrence of any default which is known to the Mortgage Trustee and the Co-Trustee, the Mortgage Trustee and the Co-Trustee shall give to the bondholders notice of such default unless it shall have been cured; except, in case of defaults in the payment of principal of or interest on the bonds, or in the payment of any sinking fund or purchase fund installment, if the Mortgage Trustee shall in good faith determine that the withholding of such notice is in the interests of the bondholders and the Co-Trustee shall in good faith determine that the withholding of such notice is in the interests of the bondholders.

Certificates and Opinions

Officers’ certificates evidencing compliance with the covenants in the Mortgage relating to the payment of taxes and the maintenance of insurance on our properties subject to the lien of the Mortgage must be filed as exhibits to our certificate filed annually with the Mortgage Trustee. In connection with the taking of various actions by the Mortgage Trustee and the Co-Trustee, or the Mortgage Trustee upon our application, including the authentication and delivery of additional bonds, the release of property, the reduction or withdrawal of cash and other matters, the Mortgage requires that we furnish to the Mortgage Trustee orders, requests, resolutions, certificates of the officers, engineers, accountants and appraisers, and opinions of counsel and other documents, the particular documents to be furnished in each case being dependant upon the nature of the application.

DESCRIPTION OF NOTES

We will issue each series of notes under the Indenture dated as of September 1, 1987, as amended and supplemented from time to time, between us and U.S. Bank National Association, as the successor trustee. We refer to this Indenture in this prospectus as the “Senior Indenture” and to U.S. Bank National Association as the “Senior Indenture Trustee.”

We have summarized selected provisions of the Senior Indenture below. However, because this summary is not complete, it is subject to and is qualified in its entirety by reference to the Senior Indenture. We suggest that you read the complete text of the Senior Indenture, a copy of which we have incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

The following sets forth certain general terms and provisions of the notes. The particular terms of the series of notes offered by any prospectus supplement will be described in that prospectus supplement. The Senior Indenture provides that the notes may be issued in one or more series, may be issued at various times, may have differing maturity dates, may bear interest at differing rates and may have other differing terms and conditions, as described below. We need not issue all notes of one series at the same time and, unless otherwise provided, we may reopen a series, without the consent of the holder of the notes of that series for issuances of additional notes. One or more series of the notes may be issued with the same or various maturities at par, above par or at a discount.

Issuance in Global Form

Unless otherwise indicated in the applicable prospectus supplement, we will initially issue each series of notes in the form of one or more global notes, in registered form, without coupons, as described under the caption “Book-Entry System.” The notes will be issued in denominations of $1,000 and authorized multiples of $1,000. No service charge will be made for any transfer or exchange of any note, but we may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with any transfer of a note.

We anticipate that DTC will act as securities depository for the notes. See “Book-Entry System.” We will describe any differing depository arrangement in the applicable prospectus supplement. For so long as the notes are issued in book-entry form, payments of principal and interest will be made in immediately available funds by wire transfer to DTC or its nominee. If the notes are issued in certificated form to a holder other than DTC, payments of principal and interest will be made by check mailed to that holder at that holder’s registered address. Payment of principal of the notes in certificated form will be made against surrender of those notes at the office or agency of our company in the City of Chicago, Illinois and an office or agency in the Borough of Manhattan, City of New York. Payment of interest on the notes will be made to the person in whose name those notes are registered at the close of business on the record date for the relevant interest payment date.

Ranking

The notes will be unsecured and will rank equally with our outstanding unsecured indebtedness. The notes will be junior to any secured indebtedness we may incur to the extent of the collateral securing that indebtedness. The lien of the Mortgage covers substantially all of our properties and franchises. See “Description of Bonds–Security.” In addition to the series of bonds currently outstanding under the Mortgage, we may from time to time issue additional series of bonds under the Mortgage, subject only to certain net earnings and other requirements of the Mortgage. See “Description of Bonds–Issuance of Additional Bonds.”

Sinking Fund and Redemption Provisions

We will specify in the applicable prospectus supplement any sinking fund and redemption provisions applicable to the series of notes being offered by that prospectus supplement.

Issuance of Additional Notes

The Senior Indenture does not limit the aggregate principal amount of notes that we may issue thereunder, nor does it afford holders of the notes protection in the event of a highly leveraged or similar transaction involving our company. As of December 31, 2008, notes having an aggregate principal amount of approximately $140 million were outstanding under the Senior Indenture. Neither the Senior Indenture nor any of our other indentures under which we now have series of debentures outstanding limits our ability to issue securities, whether secured or unsecured.

Modification of Indenture

We may, except as described below, enter into supplemental indentures with the Senior Indenture Trustee for the purpose of amending or modifying, in any manner, the provisions of the Senior Indenture or of any supplemental indenture thereto:

•	with the consent of:

•	the holders of a majority in principal amount of the notes at the time outstanding under the Senior Indenture; and

•	all series of notes which are affected by the proposed amendment or modification; or

•	without consent if the proposed amendment or modification does not affect the rights of any noteholder.

Without the consent of the holder of each outstanding note affected, we may not enter into a supplemental indenture that would, among other things:

•

change the stated maturity of the principal of, or any installment of interest on, any note, or reduce the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof; or

•	reduce the percentage in principal amount of the outstanding notes.

Concerning the Senior Indenture Trustee

The Senior Indenture Trustee provides general banking services, including those as a depository, for us and certain of our affiliates. The Senior Indenture Trustee is also one of the lenders under credit agreements with us and our affiliates.

Events of Default and Rights upon Default

The Senior Indenture provides that the following constitute “Events of Default” with respect to the notes of any series:

•	default by us in the payment of any interest upon any note of that series when it becomes due and payable, and continuance of that default for a period of 60 days;

•	default by us in the payment of the principal of, or premium, if any, on, any note of that series at its maturity;

•

default by us in the deposit of any installment of any sinking fund or similar payment with respect to notes of that series when and as payable, and continuance of that default for a period of 60 days;

•	the entry of a decree or order in bankruptcy, receivership or similar proceedings initiated against us, and the continuance of any such decree or order for a period of 45 consecutive days;

•	our institution of, or our consent to the institution of, bankruptcy, insolvency or similar proceedings against us; and

•

default by us in the performance, or breach, of any other of our covenants or warranties contained in the Senior Indenture, and continuance of that default or breach for a period of 90 days after notice:

•	to us by the Senior Indenture Trustee; or

•	to us and the Senior Indenture Trustee by the holders of at least 25% in principal amount of the outstanding notes of that series.

Additional events of default with respect to a particular series of notes may be specified in a supplemental indenture or a Board resolution applicable to that series, and we will describe any of those additional events of default in the prospectus supplement for that series.

The Senior Indenture provides that within 90 days after the occurrence of any default which is known to the Senior Indenture Trustee, the Senior Indenture Trustee shall give to the noteholders notice of that default, unless that default shall have been cured or waived; except:

•

in the case of a default in the payment of the principal of, or premium, if any, or interest on any note of that series, or in the payment of any sinking or purchase fund installment, if the Senior Indenture Trustee shall in good faith determine that the withholding of such notice is in the interests of the holders of notes of that series; and

•

in the case of any default in the performance, or breach, of any covenant or warranty referred to in the last bullet point in the immediately preceding paragraph, no notice of default to holders shall be given until at least 60 days after the occurrence thereof.

If an Event of Default occurs with respect to notes of any series and is continuing, the Senior Indenture Trustee or the holders of 25% in principal amount of the outstanding notes of that series may declare the principal of all the notes of that series due and payable. The holders of a majority in principal amount of the outstanding notes of that series may rescind and annul such declaration if the default has been cured.

The holders of a majority in principal amount of the outstanding notes of all series affected by an Event of Default may waive any past default under the Senior Indenture and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on any note or in respect of a covenant or provision of the Senior Indenture which cannot be modified or amended without the consent of the holder of each outstanding note affected.

If an Event of Default occurs and is continuing, the Senior Indenture Trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of notes by any appropriate judicial proceedings as the Senior Indenture Trustee shall deem most effectual.

The Senior Indenture provides that the holders of a majority in principal amount of the outstanding notes issued under the Senior Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Indenture Trustee or exercising any trust or power conferred on the Senior Indenture Trustee. The Senior Indenture Trustee is not obligated to comply with any request or direction of noteholders pursuant to the Senior Indenture unless it has been offered indemnity against costs and liabilities which it might incur in complying with that request or direction.

We are required to file with the Senior Indenture Trustee, annually, an officers’ certificate specifying any defaults we know to exist under the Senior Indenture.

Satisfaction and Discharge of the Notes and the Indenture

Unless otherwise provided in the supplemental indenture creating a series of notes, we will be deemed to have paid and discharged the entire indebtedness on all the outstanding notes of that series when:

•	either,

•

we have deposited with the Senior Indenture Trustee for such purpose an amount sufficient to pay and discharge the entire indebtedness on all outstanding notes of that series for principal, and premium, if any, and interest to the stated maturity or any redemption date thereof, or we have deposited with the Senior Indenture Trustee for such purpose that amount of direct obligations of, or obligations the principal of and interest on which are fully guaranteed by, the United States of America and which are not callable at the option of the issuer thereof as will, together with the income to accrue thereon without consideration of any reinvestment thereof, be sufficient to pay and discharge the entire indebtedness on all outstanding notes of that series for principal, and premium, if any, and interest to the stated maturity or any redemption date thereto; or

•	we have properly fulfilled any other means of satisfaction and discharge as are specified in the supplemental indenture applicable to the notes of that series;

•	we have paid or caused to be paid all other sums payable with respect to the outstanding notes of that series; and

•	we have delivered certain certificates and an opinion of counsel.

The Senior Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of notes) when:

•	either all notes have been delivered to the Senior Indenture Trustee for cancellation, or all notes not delivered to the Senior Indenture Trustee for cancellation,

•	have become due and payable,

•	will become due and payable at their stated maturity within one year, or

•	are to be called for redemption within one year under arrangements satisfactory to the Senior Indenture Trustee,

and we have deposited with the Senior Indenture Trustee for such purpose an amount sufficient to pay and discharge the entire indebtedness on the notes for principal, and premium, if any, and interest to the date of such deposit (in the case of notes which have become due and payable), or to their stated maturity or redemption date, as the case may be;

•	we have paid or caused to be paid all other sums payable by us under the Senior Indenture; and

•	we have delivered certain certificates and an opinion of counsel.

For United States federal income tax purposes, the deposit described in the preceding paragraphs may be treated as a taxable exchange of the related notes for an issue of obligations of the trust or a direct interest in the cash and securities held in the trust. In that case, holders of those notes would recognize gain or loss as if the trust obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their notes. Thereafter, such holders would be required to include in income any income, gain or loss on the trust obligations, or their pro rata share of the income, gain or loss of the trust, as the case may be. The amount so required to be included in income could be a different amount than would be includable in the absence of the deposit. You should consult your own tax advisor as to the specific consequences to you of such a deposit.

BOOK-ENTRY SYSTEM

Unless otherwise indicated in the applicable prospectus supplement, each series of bonds or notes will initially be issued in the form of one or more global securities, in registered form, without coupons (as applicable). The global security will be deposited with, or on behalf of, a depository, and registered in the name of that depository or a nominee of that depository. Unless otherwise indicated in the applicable prospectus supplement, the depository for any global securities will be DTC.

The global securities will be issued as fully-registered securities registered in the name of Cede & Co., DTC’s partnership nominee, or such other name as may be requested by an authorized representative of DTC. One fully-registered global security certificate will be issued for each issue of the global securities, each in the aggregate principal amount of that issue and will be deposited with DTC. If however, the aggregate principal amount of any issue of a series of bonds or notes exceeds $500 million, one global certificate will be issued with respect to each $500 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of that series. So long as the depository, or its nominee, is the registered owner of a global security, that depository or such nominee, as the case may be, will be considered the owner of that global security for all purposes under the Senior Indenture or the Mortgage, as applicable, including for any notices and voting. Except as otherwise provided below, the owners of beneficial interests in a global security will not be entitled to have securities registered in their names, will not receive or be entitled to receive physical delivery of any such securities and will not be considered the registered holder thereof under the Senior Indenture or the Mortgage, as applicable. Accordingly, each person holding a beneficial interest in a global security must rely on the procedures of the depository and, if that person is not a direct participant, on procedures of the direct participant through which that person holds its interest, to exercise any of the rights of a registered owner of such security.

A global security may not be transferred as a whole except by DTC to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global securities shall be transferred and exchanged through the facilities of DTC. Beneficial interests in the global securities may not be exchanged for securities in certificated form except in the circumstances described in the following paragraph.

Unless otherwise specified in the applicable prospectus supplement, we will be obligated to exchange global securities in whole for certificated securities only if:

•

the depository notifies us that it is unwilling or unable to continue as depository for the global securities or the depository has ceased to be a clearing agency registered under applicable law and, in either case, we thereupon fail to appoint a successor depository within 90 days;

•	we, at our option, notify the applicable trustee in writing that we elect to cause the issuance of certificated securities; or

•	there shall have occurred and be continuing an event of default with respect to the applicable securities of any series.

In all cases, certificated securities delivered in exchange for any global security or beneficial interest therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depository (in accordance with customary procedures).

The descriptions of operations and procedures of DTC that follow are provided solely as a matter of convenience. These operations and procedures are solely within DTC’s control and are subject to changes by DTC from time to time. We take no responsibility for these operations and procedures and urge you to contact DTC or its participants directly to discuss these matters. DTC has advised us as follows:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

•

DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry transfers and pledges in direct participants’ accounts, thereby eliminating the need for physical movement of securities certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

•

DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC, in turn, is owned by users of its regulated subsidiaries. Those subsidiaries include DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation.

•

Access to the DTC system is also available to others such as securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, which are referred to as indirect participants and, together with the direct participants, the participants.

•	The rules applicable to DTC and its participants are on file with the SEC.

Purchases of global securities under the DTC system must be made by or through direct participants, who will receive a credit for such purchases of global securities on DTC’s records. The ownership interest of each actual purchaser of each global security, or beneficial owner, is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except in the event that use of the book-entry system for the global securities is discontinued.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of global securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the global securities; DTC’s records reflect only the identity of the direct participants to whose accounts such global securities are credited which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of global securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the global securities, such as redemptions, tenders, defaults, and proposed amendments to the security documents. For example, beneficial owners of global securities may wish to ascertain that the nominee holding the global securities for their benefit has agreed to obtain and transmit notices to beneficial owners; in the alternative, beneficial owners may wish to provide their names and addresses to the registrar and request that copies of the notices be provided directly to them.

If the global securities are redeemable, redemption notices shall be sent to Cede & Co. If less than all of the global securities are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the global securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants whose accounts the global securities are credited on the record date, identified in a listing attached to the omnibus proxy.

Principal, interest and premium payments, if any, on the global securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee for such securities, on the payable date in accordance with the respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the trustee for those securities, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, interest and premium, if any, on any of the aforementioned securities represented by global securities to DTC is the responsibility of the appropriate trustee and us. Disbursement of those payments to direct participants shall be the responsibility of DTC, and disbursement of those payments to the beneficial owners shall be the responsibility of the participants.

DTC may discontinue providing its services as securities depositary with respect to the global securities at any time by giving us reasonable notice. Although DTC has agreed to the foregoing procedures in order to facilitate transfers of beneficial ownership interests in the global securities among participants, it is under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time.

The underwriters, dealers or agents of any of the securities may be direct participants of DTC.

None of the trustees, us or any agent for payment on or registration of transfer or exchange of any global security will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests in that global security or for maintaining, supervising or reviewing any records relating to those beneficial interests.

PLAN OF DISTRIBUTION

We may sell the securities through underwriters or dealers, through agents or through a combination of these methods. The applicable prospectus supplement will contain specific information relating to the terms of the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the securities and the net proceeds to us from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation; and

•	the initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

The initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

By Underwriters

If underwriters are used in an offering, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of those firms. The specific managing underwriter or underwriters, if any, will be named in the prospectus supplement relating to the particular securities together with the members of the underwriting syndicate, if any. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the particular securities will be subject to specified conditions precedent and the underwriters will be obligated to purchase all of the securities being offered if any are purchased.

By Dealers

If dealers are used in the sale, unless otherwise specified in the applicable prospectus supplement, we will sell the securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale. The applicable prospectus supplement will contain more information about the dealers, including the names of the dealers and the terms of our agreement with them.

By Agents

We may sell the securities directly or through agents we designate from time to time. The applicable prospectus supplement will set forth the name of any agent involved in the offer or sale of the securities in respect of which that prospectus supplement is delivered and any commissions payable by us to that agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Indemnification of Underwriters

Any underwriters, dealers or agents participating in the distribution of the securities may be deemed to be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them on the sale or resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any underwriters, dealers or agents will be identified and their compensation from us will be described in the applicable prospectus supplement.

We may agree with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to contribute with respect to payments which the underwriters, dealers or agents may be required to make in respect of these liabilities.

Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us in the ordinary course of their businesses.

Market for the Securities

Unless otherwise specified in a prospectus supplement, the securities will not be listed on a national securities exchange. We cannot assure that any broker-dealer will make a market in any series of the securities or the liquidity of the trading market for any of the securities.

LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, Sidley Austin LLP, Chicago, Illinois, will render an opinion as to the validity of the securities for us, and Winston & Strawn LLP, Chicago Illinois, will render an opinion as to the validity of the securities for any underwriters, dealers, purchasers or agents. Winston & Strawn LLP provides legal services to Exelon and its subsidiaries, including us, from time to time.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the annual report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, information statements and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet on the SEC’s web site at http://www.sec.gov.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to previously filed documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the following documents we have filed with the SEC (file number 1-1839):

•

Our annual report on Form 10-K for the year ended December 31, 2008, filed with the SEC on February 6, 2009, as amended by Form 10-K/A dated February 18, 2009 and filed with the SEC on February 19, 2009;

•	Our quarterly report on Form 10-Q for the quarter ended March 31, 2009, filed with the SEC on April 24, 2009; and

•	Our current reports on Form 8-K dated:

•	February 17, 2009 and filed with the SEC on February 17, 2009; and

•	April 23, 2009 and filed with the SEC on April 29, 2009.

Any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and until we or any underwriters sell all of the securities covered by this registration statement shall be deemed to be incorporated by reference in this prospectus from the date such documents are filed.

In addition to the resources maintained by the SEC, you may also obtain these filings at no cost by writing us at Commonwealth Edison Company, 10 South Dearborn Street, 52nd Floor, P.O. Box 805379, Chicago, Illinois 60680-5379; Attention: Director, Investor Relations, or by calling us at (312) 394-2345.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The estimated expenses in connection with the issuance and distribution of the securities, other than underwriting discounts and agency fees or commissions, are set forth in the following table.

SEC registration fee (1)	$—
Accounting fees and expenses (2)	10,000
Printer expenses (2)	3,500
Trustee fees and expenses (2)	2,000
Legal fees and expenses (2)	10,000
Miscellaneous (2)	500

Total	$26,000

(1)	This registration statement relates to the registration of senior debt securities having an indeterminate maximum aggregate principal amount. Payment of the registration fee has been deferred and will be calculated and paid in accordance with Rule 456(b) and Rule 457(r) under the Securities Act.

(2)	Estimated amounts of fees and expenses to be incurred in connection with the registration of the senior debt securities pursuant to this registration statement. The actual amounts of fees and expenses will be determined from time to time. As the amount of the senior debt securities to be issued and distributed pursuant to this registration statement is indeterminate, the fees and expenses of such issuance cannot be determined or estimated at this time.

Item 15.	Indemnification of Directors and Officers.

Certain provisions of the Illinois Business Corporation Act of 1983, as amended (the “BCA”), provide that Commonwealth Edison Company (“ComEd”) may, and in some circumstances must, indemnify the directors and officers of ComEd and of each subsidiary company against liabilities and expenses incurred by such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions set forth in the statute. ComEd’s Restated Articles of Incorporation and Amended and Restated By-Laws provide that ComEd will indemnify its directors and officers and any other person serving as director, officer, employee or agent of another business entity at ComEd’s request, to the extent permitted by the statute. In addition, ComEd’s Restated Articles of Incorporation provide, as permitted by the BCA, that directors shall not be personally liable for monetary damages for breach of fiduciary duty as a director, except (i) for breaches of their duty of loyalty to ComEd or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 8.65 of the BCA, and (iv) for transactions from which a director derived an improper personal benefit.

ComEd maintains liability insurance policies which indemnify ComEd’s directors and officers, the directors and officers of subsidiaries of ComEd, and the trustees of the Commonwealth Edison Company Service Annuity Fund and the Commonwealth Edison Company of Indiana, Inc. Service Annuity Fund, against loss arising from claims by reason of their legal liability for acts as such directors, officers or trustees, subject to limitations and conditions as set forth in the policies.

Item 16.	Exhibits.

Exhibit No.	Description

1-1**	Form of Underwriting Agreement for the First Mortgage Bonds.

1-2**	Form of Underwriting Agreement for the Notes.

3-1	Restated Articles of Incorporation of Commonwealth Edison Company effective February 20, 1985, including Statements of Resolution Establishing Series, relating to the establishment of three new series of Commonwealth Edison Company preference stock known as the “$9.00 Cumulative Preference Stock,” the “$6.875 Cumulative Preference Stock” and the “$2.425 Cumulative Preference Stock” (incorporated herein by reference to Exhibit 3-2 to Commonwealth Edison Company’s 1994 Form 10-K, File No. 1-1839).

3-2	Commonwealth Edison Company Amended and Restated By-Laws, effective January 23, 2006, as further amended January 28, 2008 (incorporated herein by reference to Exhibit 10-1 to Commonwealth Edison Company’s Form 10-Q for the quarter ended September 30, 2008, File No. 1-1839).

4-1	Mortgage of Commonwealth Edison Company to Illinois Merchants Trust Company, Trustee (BNY Mellon Trust Company of Illinois, as current successor Trustee), dated July 1, 1923, as supplemented and amended by Supplemental Indenture thereto dated August 1, 1994 (incorporated herein by reference to Exhibit 2-1 to Commonwealth Edison Company’s Form S-7, File No. 2-60201).
4-1-1	Supplemental Indentures to the aforementioned Commonwealth Edison Company Mortgage are incorporated herein by reference as follows:

Dated as of	File Reference	Exhibit No.
August 1, 1946	2-60201, Form S-7	2-1
April 1, 1953	2-60201, Form S-7	2-1
March 31, 1967	2-60201, Form S-7	2-1
April 1, 1967	2-60201, Form S-7	2-1
February 28, 1969	2-60201, Form S-7	2-1
May 29, 1970	2-60201, Form S-7	2-1
June 1, 1971	2-60201, Form S-7	2-1
April 1, 1972	2-60201, Form S-7	2-1
May 31, 1972	2-60201, Form S-7	2-1
June 15, 1973	2-60201, Form S-7	2-1
May 31, 1974	2-60201, Form S-7	2-1
June 13, 1975	2-60201, Form S-7	2-1
May 28, 1976	2-60201, Form S-7	2-1
June 3, 1977	2-60201, Form S-7	2-1
May 17, 1978	2-99665, Form S-3	4-3
August 31, 1978	2-99665, Form S-3	4-3
June 18, 1979	2-99665, Form S-3	4-3
June 20, 1980	2-99665, Form S-3	4-3
April 16, 1981	2-99665, Form S-3	4-3
April 30, 1982	2-99665, Form S-3	4-3
April 15, 1983	2-99665, Form S-3	4-3
April 13, 1984	2-99665, Form S-3	4-3
April 15, 1985	2-99665, Form S-3	4-3
April 15, 1986	33-6879, Form S-3	4-9
April 15, 1993	33-64028, Form S-3	4-13

June 15, 1993	1-1839, Form 8-K dated May 21, 1993	4-1
January 15, 1994	1-1839, 1993 Form 10-K	4-15
June 1, 1996	1-1839, 1996 Form 10-K	4-16
March 1, 2002	1-1839, 2001 Form 10-K	4-4-1
May 20, 2002	333-99363, Form S-3	4-1-1
June 1, 2002	333-99363, Form S-3	4-1-1
October 7, 2002	333-99715, Form S-4	4-1-3
January 13, 2003	1-1839, Form 8-K dated January 22, 2003	4-4
March 14, 2003	1-1839, Form 8-K dated April 7, 2003	4-4
August 13, 2003	1-1839, Form 8-K dated August 25, 2003	4-4
February 15, 2005	1-1839, Form 10-Q for the quarter ended March 31, 2005	4-3-1
February 22, 2006	1-1839, Form 8-K dated March 6, 2006	4.1
August 1, 2006	1-1839, Form 8-K dated August 28, 2006	4.1
September 15, 2006	1-1839, Form 8-K dated October 2, 2006	4.1
December 1, 2006	1-1839, Form 8-K dated December 19, 2006	4.1
March 1, 2007	1-1839, Form 8-K dated March 23, 2007	4.1
August 30, 2007	1-1839, Form 8-K dated September 10, 2007	4.1
December 20, 2007	1-1839, Form 8-K dated January 16, 2008	4.1
March 10, 2008	1-1839, Form 8-K dated March 27, 2008	4.1
April 23, 2008	1-1839, Form 8-K dated May 12, 2008	4.1
June 12, 2008	1-1839, Form 8-K dated June 27, 2008	4.1

4-1-2	Instrument of Resignation, Appointment and Acceptance dated as of February 20, 2002, under the provisions of the Mortgage dated July 1, 1923, and Indentures Supplemental thereto, regarding corporate trustee (incorporated by reference to Exhibit 4-4-2 to Commonwealth Edison Company’s 2001 Form 10-K, File No. 1-1839).

4-1-3	Instrument dated as of January 31, 1996, under the provisions of the Mortgage dated July 1, 1923 and Indentures Supplemental thereto, regarding individual trustee (incorporated herein by reference to Exhibit 4-29 to Commonwealth Edison Company’s 1995 Form 10-K, File No. 1-1839).

4-2	Indenture dated as of September 1, 1987 between Commonwealth Edison Company and Citibank, N.A., as Trustee (U.S. Bank National Association, as current successor Trustee) relating to Notes (incorporated herein by reference to Exhibit 4-13 to Commonwealth Edison Company’s Form S-3, File No. 33-20619).

4-2-1	Supplemental Indentures to the aforementioned Commonwealth Edison Indenture are incorporated herein by reference as follows:

Dated as of	File Reference	Exhibit No.
July 14, 1989	33-32929, Form S-3	4-16
January 1, 1997	1-1839, 1999 Form 10-K	4-21
September 1, 2000	1-1839, 2000 Form 10-K	4-7-3

4-3**	Form of Supplemental Indenture relating to the First Mortgage Bonds.

4-4**	Form of Supplemental Indenture relating to the Notes.

5-1***	Opinion of Sidley Austin LLP as to the validity of the Securities.

12-1***	Statement re Computation of Ratios of Earnings to Fixed Charges.

23-1***	Consent of PricewaterhouseCoopers LLP.

23-2***	Consent of Sidley Austin LLP (included in Exhibit 5-1).

24-1***	Powers of Attorney (included on signature page).

25-1***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of BNY Mellon Trust Company of Illinois, as trustee under the Mortgage.

25-2***	Form T-2 Statement of D.G. Donovan, as co-trustee under the Mortgage.

25-3***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association, as trustee under the Senior Indenture.

*	Certain other instruments which would otherwise be required to be listed have not been so included because such instruments do not authorize securities in an amount which exceeds 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis and the Registrant agrees to furnish a copy of any such instrument to the Commission upon request.

**	To be filed by an amendment to the Registration Statement or incorporated by reference pursuant to a current report on Form 8-K in connection with the offering of securities.

***	Filed herewith.

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 27th day of April, 2009.

COMMONWEALTH EDISON COMPANY

By:	/s/ Frank M. Clark
Frank M. Clark
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below constitutes and appoints Frank M. Clark and Robert K. McDonald, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including any filings pursuant to Rule 462(b) or 462(e) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying all that such attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Frank M. Clark Frank M. Clark	Chairman and Chief Executive Officer (Principal Executive Officer)	April 27, 2009

/s/ Robert K. McDonald Robert K. McDonald	Senior Vice President, Chief Financial Officer, Treasurer and Chief Risk Officer (Principal Financial Officer)	April 27, 2009

/s/ Matthew R. Galvanoni Matthew R. Galvanoni	Vice President and Controller (Principal Accounting Officer)	April 27, 2009

/s/ James W. Compton James W. Compton	Director	April 27, 2009

/s/ Peter V. Fazio, Jr. Peter V. Fazio, Jr.	Director	April 27, 2009

/s/ Sue L. Gin Sue L. Gin	Director	April 27, 2009

Edgar D. Jannotta	Director	April , 2009

Edward J. Mooney	Director	April , 2009

/s/ Michael Moskow Michael Moskow	Director	April 27, 2009

/s/ John W. Rogers, Jr. John W. Rogers, Jr.	Director	April 27, 2009

John W. Rowe	Director	April , 2009

/s/ Jesse H. Ruiz Jesse H. Ruiz	Director	April 27, 2009

/s/ Richard L. Thomas Richard L. Thomas	Director	April 27, 2009

INDEX TO EXHIBITS*

Exhibit No.	Description

1-1**	Form of Underwriting Agreement for the First Mortgage Bonds.

1-2**	Form of Underwriting Agreement for the Notes.

3-1	Restated Articles of Incorporation of Commonwealth Edison Company effective February 20, 1985, including Statements of Resolution Establishing Series, relating to the establishment of three new series of Commonwealth Edison Company preference stock known as the “$9.00 Cumulative Preference Stock,” the “$6.875 Cumulative Preference Stock” and the “$2.425 Cumulative Preference Stock” (incorporated herein by reference to Exhibit 3-2 to Commonwealth Edison Company’s 1994 Form 10-K, File No. 1-1839).

3-2	Commonwealth Edison Company Amended and Restated By-Laws, effective January 23, 2006, as further amended January 28, 2008 (incorporated herein by reference to Exhibit 10-1 to Commonwealth Edison Company’s Form 10-Q for the quarter ended September 30, 2008, File No. 1-1839).

4-1	Mortgage of Commonwealth Edison Company to Illinois Merchants Trust Company, Trustee (BNY Mellon Trust Company of Illinois, as current successor Trustee), dated July 1, 1923, as supplemented and amended by Supplemental Indenture thereto dated August 1, 1994 (incorporated herein by reference to Exhibit 2-1 to Commonwealth Edison Company’s Form S-7, File No. 2-60201).

4-1-1	Supplemental Indentures to the aforementioned Commonwealth Edison Company Mortgage are incorporated herein by reference as follows:

Dated as of	File Reference	Exhibit No.
August 1, 1946	2-60201, Form S-7	2-1
April 1, 1953	2-60201, Form S-7	2-1
March 31, 1967	2-60201, Form S-7	2-1
April 1, 1967	2-60201, Form S-7	2-1
February 28, 1969	2-60201, Form S-7	2-1
May 29, 1970	2-60201, Form S-7	2-1
June 1, 1971	2-60201, Form S-7	2-1
April 1, 1972	2-60201, Form S-7	2-1
May 31, 1972	2-60201, Form S-7	2-1
June 15, 1973	2-60201, Form S-7	2-1
May 31, 1974	2-60201, Form S-7	2-1
June 13, 1975	2-60201, Form S-7	2-1
May 28, 1976	2-60201, Form S-7	2-1
June 3, 1977	2-60201, Form S-7	2-1
May 17, 1978	2-99665, Form S-3	4-3
August 31, 1978	2-99665, Form S-3	4-3
June 18, 1979	2-99665, Form S-3	4-3
June 20, 1980	2-99665, Form S-3	4-3
April 16, 1981	2-99665, Form S-3	4-3
April 30, 1982	2-99665, Form S-3	4-3
April 15, 1983	2-99665, Form S-3	4-3
April 13, 1984	2-99665, Form S-3	4-3
April 15, 1985	2-99665, Form S-3	4-3
April 15, 1986	33-6879, Form S-3	4-9
April 15, 1993	33-64028, Form S-3	4-13

June 15, 1993	1-1839, Form 8-K dated May 21, 1993	4-1
January 15, 1994	1-1839, 1993 Form 10-K	4-15
June 1, 1996	1-1839, 1996 Form 10-K	4-16
March 1, 2002	1-1839, 2001 Form 10-K	4-4-1
May 20, 2002	333-99363, Form S-3	4-1-1
June 1, 2002	333-99363, Form S-3	4-1-1
October 7, 2002	333-99715, Form S-4	4-1-3
January 13, 2003	1-1839, Form 8-K dated January 22, 2003	4-4
March 14, 2003	1-1839, Form 8-K dated April 7, 2003	4-4
August 13, 2003	1-1839, Form 8-K dated August 25, 2003	4-4
February 15, 2005	1-1839, Form 10-Q for the quarter ended March 31, 2005	4-3-1
February 22, 2006	1-1839, Form 8-K dated March 6, 2006	4.1
August 1, 2006	1-1839, Form 8-K dated August 28, 2006	4.1
September 15, 2006	1-1839, Form 8-K dated October 2, 2006	4.1
December 1, 2006	1-1839, Form 8-K dated December 19, 2006	4.1
March 1, 2007	1-1839, Form 8-K dated March 23, 2007	4.1
August 30, 2007	1-1839, Form 8-K dated September 10, 2007	4.1
December 20, 2007	1-1839, Form 8-K dated January 16, 2008	4.1
March 10, 2008	1-1839, Form 8-K dated March 27, 2008	4.1
April 23, 2008	1-1839, Form 8-K dated May 12, 2008	4.1
June 12, 2008	1-1839, Form 8-K dated June 27, 2008	4.1

4-1-2	Instrument of Resignation, Appointment and Acceptance dated as of February 20, 2002, under the provisions of the Mortgage dated July 1, 1923, and Indentures Supplemental thereto, regarding corporate trustee (incorporated by reference to Exhibit 4-4-2 to Commonwealth Edison Company’s 2001 Form 10-K, File No. 1-1839).

4-1-3	Instrument dated as of January 31, 1996, under the provisions of the Mortgage dated July 1, 1923 and Indentures Supplemental thereto, regarding individual trustee (incorporated herein by reference to Exhibit 4-29 to Commonwealth Edison Company’s 1995 Form 10-K, File No. 1-1839).

4-2	Indenture dated as of September 1, 1987 between Commonwealth Edison Company and Citibank, N.A., as Trustee (U.S. Bank National Association, as current successor Trustee) relating to Notes (incorporated herein by reference to Exhibit 4-13 to Commonwealth Edison Company’s Form S-3, File No. 33-20619).

4-2-1	Supplemental Indentures to the aforementioned Commonwealth Edison Indenture are incorporated herein by reference as follows:

Dated as of	File Reference	Exhibit No.
July 14, 1989	33-32929, Form S-3	4-16
January 1, 1997	1-1839, 1999 Form 10-K	4-21
September 1, 2000	1-1839, 2000 Form 10-K	4-7-3

4-3**	Form of Supplemental Indenture relating to the First Mortgage Bonds.

4-4**	Form of Supplemental Indenture relating to the Notes.

5-1***	Opinion of Sidley Austin LLP as to the validity of the Securities.

12-1***	Statement re Computation of Ratios of Earnings to Fixed Charges.

23-1***	Consent of PricewaterhouseCoopers LLP.

23-2***	Consent of Sidley Austin LLP (included in Exhibit 5-1).

24-1***	Powers of Attorney (included on signature page).

25-1***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of BNY Mellon Trust Company of Illinois, as trustee under the Mortgage.

25-2***	Form T-2 Statement of D.G. Donovan, as co-trustee under the Mortgage.

25-3***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S. Bank National Association, as trustee under the Senior Indenture.

*	Certain other instruments which would otherwise be required to be listed have not been so included because such instruments do not authorize securities in an amount which exceeds 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis and the Registrant agrees to furnish a copy of any such instrument to the Commission upon request.

**	To be filed by an amendment to the Registration Statement or incorporated by reference pursuant to a current report on Form 8-K in connection with the offering of securities.

***	Filed herewith.